Exhibit 99.1

Guardion Health Sciences Regains Compliance with
Nasdaq Minimum Bid Price Rule

SAN DIEGO – March 16, 2021 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition and diagnostics company that develops clinically supported nutritional supplements, medical foods, and medical devices, announced that it has regained compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). On March 15, 2021, Guardion received a letter from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because Guardion’s Company’s common stock (the “Common Stock”) had a closing bid price at or above $1.00 per share for a minimum of ten (10) consecutive trading days, its Common Stock had regained compliance with Nasdaq’s Minimum Bid Price Rule.

On September 20, 2019, the Company received notice from Nasdaq indicating that, based upon the closing bid price of the Common Stock, the Company no longer satisfied the Minimum Bid Price Rule. The Company was afforded 180 calendar days, or until March 18, 2020, to regain compliance with the Minimum Bid Price Rule. Thereafter, the Company was afforded a second 180 calendar day compliance period (which 180-day period was extended due to circumstances related to COVID-19), or until November 30, 2020, to regain compliance with the Minimum Bid Price Rule.

The Company was unable to regain compliance with the Minimum Bid Price Rule by November 30, 2020. Accordingly, on December 1, 2020, the Company received a letter from Nasdaq notifying it that its Common Stock would be subject to delisting from Nasdaq unless the Company timely requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). The Company timely requested the hearing.

Following the hearing, on January 26, 2021, the Company received written notification that the Panel had granted the Company an extension for continued listing through March 15, 2021. As referenced above, Nasdaq determined that the Company complied with the Panel’s decision and has regained compliance. Accordingly, Nasdaq has closed the compliance review.

About Guardion Health Sciences

Guardion Health Sciences, Inc. (NASDAQ: GHSI), is a clinical nutrition and diagnostics company. Guardion offers a portfolio of science-based, clinically supported nutrition, medical foods, and diagnostic products that support healthcare professionals, their patients, and consumers in achieving health goals. Guardion’s commercial and developmental initiatives are supported by equally impressive scientific and medical advisory boards, led by seasoned business executives and physicians with many years of experience. This combination of expertise and scientific knowledge forms the foundation of Guardion’s growing position within the eye care industry and the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but are not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of a new management team, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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